Exhibit 10.3

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 14, 2019, is made by and among BIONANO GENOMICS, INC., a Delaware corporation (the “Company”), INNOVATUS LIFE SCIENCES LENDING FUND I, LP and INNOVATUS LIFE SCIENCES OFFSHORE FUND I, LP (collectively, “Purchaser”).

RECITALS:

A. The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

B. Purchaser desires to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, an aggregate of $1,500,000 of Common Stock of the Company.

C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 6.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF COMMON STOCK

1.1    Purchase and Sale of Common Stock. At the Closing, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, 406,504 shares of Common Stock (the “Securities” or the “Shares”), of which 312,758 shares shall be allocated to Innovatus Life Sciences Lending Fund I, LP and 93,746 shares shall be allocated to Innovatus Life Sciences Offshore Fund I, LP. The purchase price for each Share shall be $3.69 (the “Purchase Price”).

1.2    Payment. At the Closing, the Company will instruct its transfer agent to credit Purchaser the Shares against delivery of the aggregate Purchase Price of $1,500,000, of which $1,154,078.74 shall be allocated to Innovatus Life Sciences Lending Fund I, LP and $345,921.26 shall be allocated to Innovatus Life Sciences Offshore Fund I, LP, by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to Purchaser prior to the Closing. The Company will promptly, and no later than one business day after Closing, provide evidence to Purchaser of the issuance of the Shares.

1.3    Closing Date. The closing of the transaction contemplated by this Agreement will take place on the date of this Agreement (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, CA 92121 or at such other time and place as shall be agreed upon by the Company and Purchaser.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement, the Company hereby represents and warrants to Purchaser that:

2.1    Organization and Qualification. Each of the Company and its Subsidiaries has been duly organized as a corporation or other entity and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and conduct its business as currently conducted as described in the SEC Documents. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.2    Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the Registration Rights Agreement (together, the “Transaction Documents”), to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including the issuance of the Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. Each Transaction Document has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.3    Capitalization. The authorized capital stock of the Company, as of December 31, 2018, consisted of 200,000,000 shares of Common Stock, $0.0001 par value per share, of which 10,055,072 shares were issued and outstanding and 10,000,000 shares of blank check Preferred Stock, $0.0001 par value per share, none of which have been designated. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable. Options to purchase an aggregate of 1,282,847 shares of Common Stock were outstanding as of December 31, 2018. Except as disclosed in or contemplated by the SEC Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than options granted under the Company’s stock option plans and its employee stock purchase plan. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Amended and Restated Bylaws (the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents.

2.4    Issuance of Securities. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens, other than restrictions on transfer imposed by applicable securities laws, and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

2.5    No Conflicts; Government Consents and Permits.

(a)    The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b)    The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof other than (i) such as have been made or obtained, (ii) any filings required to be made under federal or state securities laws, and (iii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

(c)    The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted as disclosed in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

2.6    SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2018, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). Except as otherwise expressly stated herein, all references in this Agreement to information disclosed or described in the SEC Documents shall include the disclosure set forth on Exhibit A hereto to the extent such disclosure is filed with the SEC on a Form 8-K on or before 9:30 a.m., New York local time, on March 15, 2019. The Company is eligible to register its Common Stock for resale using Form S-1 promulgated under the Securities Act. The Company has delivered to Purchaser, or Purchaser has had access to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Financial Statements and the related notes complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), consistently applied during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Quarterly Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in material breach of or default under any material provision of any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in material breach of or default under any material provision of any Material Agreements. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

2.7    Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s disclosure controls and procedures or, to the Company’s knowledge, in other factors that could significantly affect the Company’s disclosure controls and procedures.

2.8    Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive officer and principal financial officer, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and are designed to ensure that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.9    Absence of Litigation. As of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries that, if determined adversely to the Company or its Subsidiary, would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC of the Company or any current or former director or officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.10    Intellectual Property Rights. The Company and its Subsidiaries own or possess, or have a reasonable basis on which it believes it can obtain on reasonable terms, licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable the Company and its Subsidiaries to conduct their business as conducted as of the date hereof and, to the Company’s knowledge, as proposed to be conducted as described in the SEC Documents (the “Intellectual Property”). To the Company’s knowledge, the Company has not infringed the intellectual property rights of third parties and no third party, to the Company’s knowledge, is infringing the Intellectual Property of the Company, in each case, which could reasonably be expected to result in an adverse and material effect on the Company. Except as disclosed in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other Person. There is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges any of the rights of the Company in or to, or otherwise with respect to, any Intellectual Property.

2.11    Placement Agents. The Company has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.12    Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.13    No Material Adverse Change. Since December 31, 2018, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect. Since December 31, 2018, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority and (iii) the Company has not incurred any material liabilities except in the ordinary course of business.

2.14    The Nasdaq Capital Market. The Common Stock is listed on The Nasdaq Capital Market, and, except as disclosed in the SEC Documents, to the Company’s knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Shares. Except as disclosed in the SEC Documents, the Company is in compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements.

2.15    Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by Purchaser or any of its respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to Purchaser’s purchase of the Securities. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.16    Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company or its Subsidiaries is engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company. The Company has not received any written notice that the Company will not be able to renew existing insurance coverage for the Company or its Subsidiaries as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.17    Foreign Corrupt Practices. Since January 1, 2012, neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.18    Private Placement. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act. Assuming the accuracy of the representations and warranties of Purchaser contained in Article 3 hereof, the issuance of the Securities is exempt from registration under the Securities Act.

2.19    Taxes. The Company and each of its Subsidiaries has made or filed (or has obtained an extension of time within which to file) all federal, state and foreign income and franchise tax returns, and all other material tax returns, reports and declarations required by an jurisdiction to which it is subject, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such tax returns, reports and declarations, except those being contested in good faith or where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

2.20    Real and Personal Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use of such property by the Company or (ii) would not reasonably be expected to have a Material Adverse Effect.

2.21    Application of Takeover Protections. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.

2.22    No Manipulation of Stock. The Company has not taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

2.23    Related Party Transactions. Except with respect to the transactions that are not required to be disclosed, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.

2.24    No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article 3 hereof, none of the Company, its Subsidiaries nor, to the Company’s knowledge, any of its affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) cause such offers and sales to be integrated for purposes of Regulation D with the offer and sale by the Company of the Shares as contemplated hereby or that otherwise would cause the exemption from registration under Regulation D to be unavailable in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of Nasdaq.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Purchaser represents and warrants to the Company, with respect to itself and its purchase hereunder, that:

3.1    Investment Purpose. Purchaser is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities except as would not result in a violation of the Securities Act. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except pursuant to and in accordance with the Securities Act.

3.2    Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

3.3    Information. Purchaser has had access to and the opportunity to review the SEC Documents. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement.

3.4    Acknowledgement of Risk. Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities.

3.5    Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

3.6    Transfer or Resale. Purchaser understands that:

(a)    the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, Purchaser may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144;

(b)    any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)    except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.7    Legends.

(a)    Purchaser understands the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN COMMON STOCK PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

(b)    Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares (i) in connection with any sale of the Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof.

3.8    Authorization; Enforcement. Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.9    Residency. Purchaser is a resident of the jurisdiction set forth immediately below Purchaser’s name on the signature pages hereto.

3.10    Placement Agents. Purchaser has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

ARTICLE 4

COVENANTS

4.1    Securities Laws Disclosure. On or before March 15, 2019, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act.

4.2    Sales by Purchaser. Purchaser will sell any Securities acquired pursuant to this Agreement in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. Purchaser will not make any sale, transfer or other disposition of such Securities in violation of federal or state securities laws.

4.3    Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.4    Listing of Common Stock. The Company will use its reasonable best efforts to list the Shares and maintain the listing of the Common Stock on Nasdaq.

ARTICLE 5

CONDITIONS TO CLOSING

5.1    Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Securities to Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a)    Representations and Warranties. The representations and warranties made by Purchaser in Article 3 shall be true and correct as of the Closing Date.

(b)    Covenants. All covenants, agreements and conditions contained in this Agreement to be performed, satisfied or complied with by Purchaser on or prior to the Closing Date shall have been performed or complied with.

(c)    Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities.

(d)    Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(e)    No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

(f)    Registration Rights Agreement. The Purchaser shall deliver the Registration Rights Agreement, duly executed by the Purchaser.

5.2    Conditions to Purchaser’s Obligations at the Closing. Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the waiver by Purchaser or fulfillment as of the Closing Date of the following conditions:

(a)    Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct as of the Closing Date.

(b)    Covenants. All covenants, agreements and conditions contained in this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

(c)    Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Securities.

(d)    Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable instructions to issue to Purchaser, or in such nominee name(s) as designated by Purchaser in writing, the Shares.

(e)    Listing. The Common Stock shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, either (i) in writing by the SEC or Nasdaq or (ii) by falling below the minimum listing maintenance requirements of Nasdaq.

(f)    Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(g)    No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(h)    Registration Rights Agreement. The Company shall deliver the Registration Rights Agreement, duly executed by the Company.

ARTICLE 6

DEFINITIONS

6.1    “Agreement” has the meaning set forth in the preamble.

6.2    “Bylaws” has the meaning set forth in Section 2.3.

6.3    “Certificate of Incorporation” has the meaning set forth in Section 2.3.

6.4    “Closing” has the meaning set forth in Section 1.3.

6.5    “Closing Date” has the meaning set forth in Section 1.3.

6.6    “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

6.7    “Company” means Bionano Genomics, Inc.

6.8    “Evaluation Date” has the meaning set forth in Section 2.7.

6.9    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.10    “Financial Statements” means the financial statements of the Company included in the SEC Documents.

6.11    “GAAP” has the meaning set forth in Section 2.6.

6.12    “Intellectual Property” has the meaning set forth in Section 2.10.

6.13    “Investment Company Act” has the meaning set forth in Section 2.12.

6.14    “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) the authority or ability of the Company to perform its obligations under the Transaction Documents.

6.15    “Material Agreements” has the meaning set forth in Section 2.6.

6.16    “Nasdaq” means The Nasdaq Stock Market LLC.

6.17    “Offering” means the private placement of the Company’s Securities contemplated by this Agreement.

6.18    “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

6.19    “Purchaser” has the meaning set forth in the first paragraph of this Agreement.

6.20    “Purchase Price” has the meaning set forth in Section 1.1.

6.21    “Registration Rights Agreement” means the Registration Rights Agreement to be entered into between the Purchaser and the Company at Closing pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities law.

6.22    “Regulation D” means Regulation D as promulgated by SEC under the Securities Act, or any successor rules.

6.23    “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

6.24    “SEC” means the United States Securities and Exchange Commission.

6.25    “SEC Documents” has the meaning set forth in Section 2.6.

6.26     “Securities” has the meaning set forth in Section 1.1.

6.27    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

6.28    “Shares” has the meaning set forth in Section 1.1.

6.29    “Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

6.30    “Transaction Documents” has the meaning set forth in Section 2.2.

ARTICLE 7

GOVERNING LAW; MISCELLANEOUS

7.1    Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL

RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.2    Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

7.3    Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.4    Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

7.5    Entire Agreement; Amendments. The Transaction Documents (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. The Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 7.5 shall be binding upon such party, including with respect to any Securities purchased under this Agreement at the time outstanding and held by such party (including securities into which such Securities are convertible and for which such Securities are exercisable) and each future holder of all such securities.

7.6    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	Bionano Genomics, Inc.
9640 Towne Centre Drive, Suite 100
San Diego, CA 92121
Attn: Chief Executive Officer

With a copy to:	Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attn: Thomas A. Coll, Esq.

If to Purchaser:	Innovatus Life Sciences Lending Fund I, LP
777 Third Avenue, 25th Floor
New York, NY 10017
Attention: Claes Ekstrom

With a copy to:	Greenberg Traurig, LLP
One International Place, Suite 2000

Boston, MA 02110
Attention: Abdullah Malik

Each party will provide ten days’ advance written notice to the other parties of any change in its address.

7.7    Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser.

7.8    Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.9    Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.10    No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.11    Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Purchaser. The Company therefore agrees that Purchaser is entitled to seek temporary and permanent injunctive relief in any such case. Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

7.12    Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and Purchaser herein shall survive for a period of two (2) years following the date hereof.

7.13    Expenses. Each of the Company and Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Common Stock Purchase Agreement to be duly executed as of the date first above written.

BIONANO GENOMICS, INC.

By:	/s/ R. Erik Holmlin, Ph.D.
Name:	R. Erik Holmlin, Ph.D.
Title:	President and Chief Executive Officer

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Common Stock Purchase Agreement to be duly executed as of the date first above written.

PURCHASER:

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By: Innovatus Life Sciences GP, LP

Its: General Partner

By: Innovatus Flagship Parent GP, LLC

Its: General Partner

By:	/s/ Andrew Dym
Name:	Andrew Dym
Title:	Authorized Signatory

Address:	777 Third Avenue
25th Floor
New York, NY 10017
Facsimile:

INNOVATUS LIFE SCIENCES OFFSHORE FUND I, LP

By: Innovatus Life Sciences Offshore GP, LP

Its: General Partner

By: Innovatus Flagship Offshore Parent GP, LLC

Its: General Partner

By:	/s/ Andrew Dym
Name:	Andrew Dym
Title:	Authorized Signatory

Address:	777 Third Avenue
25th Floor
New York, NY 10017
Facsimile:

[Signature Page to Common Stock Purchase Agreement]

EXHIBIT A

FORM 8-K DISCLOSURE

Innovatus Common Stock Purchase Agreement and Registration Rights Agreement

In connection with the Loan Agreement, on March 14, 2019, the Company entered into a Common Stock Purchase Agreement (the “Innovatus Common Stock Purchase Agreement”) with Innovatus and certain of its affiliates (the “Innovatus Investors”), pursuant to which the Company agreed to issue and sell 406,504 shares of common stock at $3.69 per share for proceeds of $1.5 million (the “Innovatus Shares”). There are no limitations on use of proceeds, financial or business covenants, restrictions on future financing transactions, rights of first refusal, participation rights, penalties or liquidated damages in the Innovatus Purchase Agreement. The issuance of the Innovatus Shares to the Innovatus Investors under the Innovatus Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Concurrently with entering into the Innovatus Purchase Agreement, the Company also entered into a registration rights agreement with the Innovatus Investors (the “Innovatus Registration Rights Agreement”), in which the Company agreed, upon written request from the Innovatus Investors at any time on or after October 1, 2019 (the “Registration Request”), to prepare and file with the SEC a registration statement to facilitate the sale and distribution of all or such portion of the Innovatus Shares as specified in the Registration Request. Notwithstanding the receipt of a Registration Request, the Company is not obligated to effect such registration statement (a) if within 30 days of receipt of the Registration Request, the Company gives the Innovatus Investors notice of the Company’s intention to make a public offering within 90 days, provided, however, that the Company shall not utilize this right more than once in any 12 month period and may not register other shares during such 90-day period; (b) if the Company furnishes to Holder a certificate signed by the Chairman of the Company’s Board of Directors (the “Board”) stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company will have the right to defer the filing of the registration statement for a period of not more than 90 days after receipt of the Registration Request; provided, that such right to delay a request will be exercised by the Company not more than once in any 12-month period and provided that the Company shall not register any other of its shares during such 90-day period; (c) if the Company has, within the 12-month period preceding the date of the Registration Request, already effected one registration statement for the Innovatus Investors or (d) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act. In addition, if at any time the foregoing registration statement is not effective and the Company proposes to file a registration statement under the Securities Act for sale to the public, the Innovatus Investors are entitled to notice of the registration and have the right to include their shares in the registration, subject to limitations that the underwriters may impose on the number of shares included in the offering.

The foregoing is a summary description of certain terms of the Innovatus Purchase Agreement and the Innovatus Registration Rights Agreement and, by its nature, is incomplete. Copies of the Innovatus Purchase Agreement and Innovatus Registration Rights Agreement are filed herewith as Exhibits 10.3 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.